                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF MAYER, BROWN & PLATT]


                              September 30, 1998


Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico 87501

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), in connection with the proposed sale of the following securities (the "Securities") of Security Capital, as set forth in the Form S-3 Registration Statement filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"): (i) one or more series of unsecured debt securities (the "Debt Securities"), which may be senior debt securities or subordinated debt securities, (ii) one or more series of preferred stock, par value $.01 per share (the "Preferred Shares"), (iii) common stock, par value $.01 per share (the "Common Shares"), and (iv) one or more series of warrants to purchase Debt Securities, Preferred Shares or Common Shares (the "Securities Warrants").

     Each series of the Debt Securities will be issued under an Indenture (an "Indenture") to be entered into between Security Capital and State Street Bank and Trust Company, as Trustee. Each series of the Preferred Shares will be issued under Security Capital's charter, as amended and supplemented (the "Charter"), and Articles Supplementary to be filed with the Maryland State Department of Assessments and Taxation (the "Maryland SDAT"). The Common Shares will be issued under the Charter. The Securities Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be entered into between Security Capital and a financial institution identified therein as a warrant agent (each, a "Warrant Agent"). Certain terms of the Securities to be issued by Security Capital from time to time will be approved by the Board of Directors of Security Capital or a committee thereof as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities (the "Corporate Proceedings").


                     [LETTERHEAD OF MAYER, BROWN & PLATT]

Security Capital Group
  Incorporated
September 30, 1998
Page 2


     As counsel to Security Capital, we have examined originals or copies certified to our satisfaction of Security Capital's Charter, Security Capital's Bylaws, resolutions of Security Capital's Board of Directors and such records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Security Capital. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:

     (1) when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and upon the completion of the Corporate Proceedings relating to a series of the Debt Securities, the due execution, authentication, issuance and delivery of the Debt Securities of such series, and the due execution and delivery of the Indenture, the Debt Securities of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of the Debt Securities, will be duly authorized and will be binding obligations of Security Capital enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity;

     (2) when the Registration Statement has become effective under the Act and upon the completion of the Corporate Proceedings relating to a series of the Preferred Shares, the execution, delivery and filing with, and recording by, the Maryland SDAT of Articles Supplementary relating to such series of the Preferred Shares and the due execution, countersignature and delivery of certificates representing the shares of the Preferred Shares of such series, the Preferred Shares of such series, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to such series of the Preferred Shares, will be duly authorized, legally issued, fully paid and nonassessable;

     (3) when the Registration Statement has become effective under the Act and upon the completion of the Corporate Proceedings relating to the Common Shares and the due execution, countersignature and delivery of certificates representing the Common Shares, the Common Shares, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus

Security Capital Group
  Incorporated
September 30, 1998
Page 3


Supplement relating to the Common Shares, will be duly authorized, legally issued, fully paid and nonassessable; and

     (4) when the Registration Statement has become effective under the Act and when a series of the Securities Warrants has been duly established pursuant to the relevant Warrant Agreement and upon the completion of the Corporate Proceedings relating to such series of the Securities Warrants and the due execution, authentication, issuance and delivery of the Securities Warrants of such series, the Securities Warrants of such series, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to such series of the Securities Warrants, will be duly authorized and will be binding obligations of Security Capital enforceable against Security Capital in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

     To the extent that the obligations of Security Capital under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters."

                                       Very truly yours,

                                   /s/ Mayer, Brown & Platt
                                       MAYER, BROWN & PLATT